UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 14, 2012

Applied Micro Circuits Corporation

(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-23193	94-2586591
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

215 Moffett Park Drive, Sunnyvale, California 94089

(Address of Principal Executive Offices)

(408) 542-8600

(Registrants telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 25, 2012, the Board of Directors of Applied Micro Circuits Corporation (the “Company”) approved the Company’s 2012 Employee Stock Purchase Plan (the “2012 Purchase Plan”) and directed that the matter be submitted to the Company’s stockholders for their approval and adoption. On August 14, 2012, the Company held its 2012 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders approved the proposal to approve and adopt the 2012 Purchase Plan. A copy of the 2012 Purchase Plan is filed as Exhibit 10.67 to this Form 8-K.

Item 5.07. Submission of Matters to a Vote of Security Holders.

As noted, on August 14, 2012, the Company held its Annual Meeting. Proxies for the Annual Meeting were solicited by the Company’s Board of Directors pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended, and there was no solicitation in opposition to the Board’s solicitation. Of the 62.1 million outstanding shares of the Company’s common stock that could be voted at the Annual Meeting, 56.1 million shares, or approximately 90%, were represented at the Annual Meeting in person or by proxy, which constituted a quorum. The final votes on the proposals presented at the Annual Meeting were as follows:

Proposal 1:	Election of the following persons to the Company’s Board of Directors to hold office until the next annual meeting of stockholders:

	For	Against	Abstain	Broker Non-Votes
Cesar Cesaratto	41,185,127	6,946,040	14,088	7,939,446
H.K. Desai	41,096,814	7,035,368	13,073	7,939,446
Paramesh Gopi, Ph.D.	47,868,360	262,985	13,910	7,939,446
Paul R. Gray, Ph.D.	41,253,109	6,878,404	13,742	7,939,446
Fred Shlapak	41,324,247	6,807,186	13,822	7,939,446
Robert Sproull, Ph.D.	47,887,302	244,273	13,680	7,939,446
Arthur B. Stabenow	47,796,249	334,620	14,386	7,939,446

Proposal 2:	Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2013:

For	Against	Abstain	Broker Non-Votes
55,810,923	223,064	50,714	—

Proposal 3:	Adoption and approval of the Applied Micro Circuits Corporation 2012 Employee Stock Purchase Plan:

For	Against	Abstain	Broker Non-Votes
47,661,940	467,449	15,866	7,939,446

Proposal 4:	Advisory vote on executive compensation, as described in the Proxy Statement distributed in connection with the Annual Meeting:

For	Against	Abstain	Broker Non-Votes
20,235,229	27,889,978	20,048	7,939,446

The Company’s Board of Directors and Compensation Committee will consider the results of this advisory vote in making future decisions on named executive officer compensation. Additional information regarding the Company’s executive compensation analysis for fiscal year 2012, including the Company’s focus on performance-based realizable value, can be found on the Company website at www.apm.com/investors/webcasts&presentations/08/02/12.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

10.67	Applied Micro Circuits Corporation 2012 Employee Stock Purchase Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLIED MICRO CIRCUITS CORPORATION

Date: August 20, 2012	By:	/s/ L. William Caraccio
L. William Caraccio
Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

10.67	Applied Micro Circuits Corporation 2012 Employee Stock Purchase Plan